Exhibit 10.4

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made this [    ] day of [month], [year] (this “Agreement”) by and between Symbotic Inc., a Delaware corporation (the “Company”), and [            ] (“Indemnitee”).

WHEREAS, the Company believes that in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must, among other things, provide such persons with adequate protection against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company;

WHEREAS, the uncertainties relating to insurance and to indemnification that provide protection against such risks have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, the Company desires and has requested Indemnitee to serve as a director and/or officer and may also desire and request the Indemnitee to serve in the future in another Position; and

WHEREAS, in order to induce the Indemnitee to serve as a director and/or officer of the Company or in another Position, the Company is willing to grant the Indemnitee the indemnification provided for herein, and Indemnitee is willing to so serve on the basis that such indemnification be provided.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

(a) “Affiliated Entity” means any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise as to which the Company beneficially owns, directly or indirectly, at least a majority of the voting power of equity or membership interests, or in the case of employee benefit plans, is sponsored or maintained by the Company or one or more of the foregoing.

(b) “Change of Control” has the meaning ascribed to such term in the Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC, dated June 7, 2022, as such agreement may be amended or otherwise modified from time to time in accordance with the terms thereof.

(c) “Expenses” means all out-of-pocket fees, costs and expenses, including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred or actually incurred in prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in a Proceeding, and the fees and costs incurred in seeking to enforce, interpret or construe an indemnification, reimbursement or payment right under this Agreement, the Company’s certificate of incorporation or bylaws or similar organizational documents of any Affiliated Entity, any other agreement to which Indemnitee and the Company or any Affiliated Entity is party, any vote of stockholders or directors of the Company or any of its Affiliated Entities, the Delaware General Corporation Law (the “DGCL”), any other applicable law or any liability insurance policy or in connection with a determination contemplated by Section 6 of this Agreement.

(d) “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding anything to the contrary in the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e) “Position” means (i) service as a director, officer, partner, trustee, fiduciary, manager or employee of the Company or of any Affiliated Entity or (ii) service at the request of the Company as a director, officer, partner, trustee, fiduciary, manager or employee of an Unaffiliated Entity; provided, however, that such request for service has been approved in writing by the Board or a committee thereof or by the Chair or Chairperson of the Board, President or the Chief Executive Officer of the Company.

(f) “Proceeding” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative, legislative or investigative (formal or informal), in which the Indemnitee is involved in any manner by reason of the fact of the Indemnitee’s Position or Positions, including as a party or a witness.

(g) “Unaffiliated Entity” means any corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise that is not an Affiliated Entity.

(h) “Undertaking” means a written undertaking by Indemnitee to repay Expenses if it shall ultimately be determined by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company.

(i) “Voting Securities” means any securities of the Company that vote generally in the election of directors of the Company.

Section 2. Indemnification — General. The Company shall indemnify Indemnitee against all judgments, awards, fines, penalties, amounts paid in settlement and losses, in each case subject to the terms of this Agreement, and shall pay or reimburse all Expenses incurred by Indemnitee, in each case subject to the terms of this Agreement, to the fullest extent permitted by Delaware law in effect on the date hereof or as amended to increase the scope of permitted indemnification, if Indemnitee is involved in any manner (including as a party or a witness) in any Proceeding, including any Proceeding by or in the right of the Company to procure a judgment in its favor, but excluding any Proceeding initiated by Indemnitee other than (a) Proceedings initiated by Indemnitee which are consented to in advance in writing by the majority vote of the directors of the Company (excluding any directors who are parties to the Proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion) and (b) counterclaims made by Indemnitee in a Proceeding which directly respond to and negate the affirmative claim made against Indemnitee in such Proceeding. In the event Indemnitee incurs Expenses or settles a Proceeding under circumstances in which the Company would have an obligation to indemnify Indemnitee for the Expenses or settlement amount, the Company may discharge its indemnification obligation by making payments on behalf of Indemnitee directly to the parties to whom such Expenses or settlement amounts are owed by Indemnitee.

Section 3. Indemnification — Expenses. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2 of this Agreement, the Company shall also, to the fullest extent permitted by Delaware law in effect on the date hereof or as amended to increase the scope of permitted indemnification, indemnify, reimburse and pay Indemnitee for Expenses.

Section 4. Advancement of Expenses. Upon receipt by the Company of an Undertaking by Indemnitee, the Company shall pay or reimburse Expenses incurred by Indemnitee in connection with a Proceeding, including any action or proceeding contemplated by the last sentence of Section 2 of this Agreement and any determination contemplated by Section 6 of this Agreement, in each case in advance of its final disposition. The Company shall not impose other conditions to advancement and shall not seek or agree to any order that would prohibit Indemnitee from enforcing such right to advancement. Such payment shall be made within 30 days after the receipt by the Company of a written request from Indemnitee requesting reimbursement or payment of such Expenses. Such request shall reasonably evidence the Expenses incurred by Indemnitee. The burden of proving that the Company is not liable for reimbursement or payment of Expenses shall be on the Company. Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free.

Section 5. Limitations. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not indemnify Indemnitee:

(a) if such indemnification or payment would be prohibited under any applicable laws, rules or regulations;

(b) for an accounting of profits arising from the purchase and sale by the Indemnitee of securities under Section 16(b) of the Securities Exchange Act of 1934 (including the rules and regulations promulgated thereunder, in each case as amended, the “Exchange Act”);

(c) for violations of any insider trading laws;

(d) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (as amended, the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(e) for any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;

unless, in any of the cases contemplated by the foregoing clauses (a) through (e) of this Section 5, Indemnitee has (w) received the Company’s written consent prior to incurring an Expense, (x) received the Company’s written consent to incurring the cost of settlement, (y) settled the Proceeding, or (z) been successful on the merits. If Indemnitee is not wholly successful on the merits or otherwise, but is successful as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. This Section 5 shall not limit the Company’s obligation to advance Expenses to Indemnitee pursuant to Section 4 of this Agreement.

Section 6. Standard of Conduct. No claim for indemnification shall be paid by the Company unless it has been determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful, which is the standard of conduct set forth in Section 145 of the DGCL (as such, the “Standard of Conduct”, with such Standard of Conduct to be automatically revised to conform to any successor provision of the DGCL that is more favorable to Indemnitee); provided that no indemnification shall be made with respect to any Proceeding by or in right of the Company as to which the Indemnitee shall have been adjudged to be liable to the Company, except as determined by the court or other tribunal adjudicating the Proceeding. Unless (a) a Change of Control has occurred or (b) ordered by a court or other tribunal, such determinations of whether the Standard of Conduct has been satisfied shall be made (i) by a majority vote of the directors of the Company who are not parties to the Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion, or (iv) by stockholders of the

Company. If a Change of Control has occurred, such determination of whether the Standard of Conduct has been satisfied shall be made by Independent Legal Counsel in a written opinion to the Company and Indemnitee. Such Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (acting reasonably). The Company shall pay the reasonable and documented fees and expenses of the Independent Legal Counsel and indemnify the Independent Legal Counsel against any and all reasonable and documented expenses (including attorneys’ fees), claims and damages arising out of or relating to its engagement, in each case, except to the extent of the Independent Legal Counsel’s willful misconduct, gross negligence or bad faith (other than an action or failure to act undertaken or refrained from being undertaken at the written or express request of or with the written or express consent of the Company), and shall indemnify, reimburse and pay Indemnitee for Expenses incurred in connection with such determination. Indemnitee shall be deemed to have met the Standard of Conduct if the determination is not made by the Company within 60 days of receipt by the General Counsel of a written request by Indemnitee for indemnity. If the Indemnitee has been determined not to have met the Standard of Conduct, Indemnitee may commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial de novo determination by the court or challenging any such determination or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and agrees to appear in any such proceeding. Except in the case of litigation referred to in the previous sentence, any determination under this Section 6 shall be conclusive and binding on the Company and Indemnitee. In no event shall a determination be a prerequisite to or affect the Company’s obligation to advance Expenses to Indemnitee pursuant to Section 4 of this Agreement.

Section 7. Contribution. If the full indemnification and payment or reimbursement of Expenses provided by this Agreement may not be paid to Indemnitee because it has been finally adjudicated that such indemnification or payment or reimbursement of Expenses incurred by Indemnitee is prohibited by Delaware or other applicable law, or if it has been determined as provided above that the Standard of Conduct has not been met, then in respect of any Proceeding in which the Company or an Affiliated Entity is jointly liable with Indemnitee (or would be if joined in such Proceeding), as determined:

(a) if no Change of Control has occurred, by (i) majority vote of the directors of the Company who are not parties to the Proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion, or (iv) by stockholders of the Company, or

(b) if a Change of Control has occurred, by Independent Legal Counsel in a written opinion to the Company and Indemnitee (such Independent Legal Counsel to be selected by Indemnitee and approved by the Company (acting reasonably)), the Company shall contribute to the amount of loss, liability or Expenses incurred by Indemnitee in such proportion as appropriate to reflect (i) the relative benefits received by the Company and any Affiliated Entity, on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose and (ii) the relative fault of the Company, any Affiliated Entity or Unaffiliated Entity, including other persons indemnified by the Company, on the one hand, and Indemnitee, on the other hand, in connection with the events which resulted in such Proceeding, as well as any other relevant equitable considerations. The relative fault of the Company, any Affiliated Entity or Unaffiliated Entity, including other persons indemnified by the Company, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Proceeding. The Company acknowledges that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

Section 8. Defense of Claim. If any Proceeding asserted or commenced against Indemnitee is also asserted or commenced against the Company or an Affiliated Entity, the Company or the Affiliated Entity shall be entitled, except as otherwise contemplated herein by the other provisions of this Section 8, to assume the defense thereof. After notice from the Company or any Affiliated Entity to Indemnitee of its election to assume the defense of any such Proceeding, Indemnitee shall have the right to employ Indemnitee’s own legal counsel in such Proceeding, but the Expenses of such legal counsel incurred after notice from the Company or any Affiliated Entity to Indemnitee of its assumption of the defense thereof shall be at the expense of Indemnitee and, notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection therewith other than reasonable costs of investigation and reasonable and documented travel and lodging expenses arising out of Indemnitee’s participation in the defense of such Proceeding, unless (a) otherwise notified by the Company, (b) Indemnitee’s legal counsel shall have reasonably concluded and so notified the Company that there is a conflict of interest between the Company or any Affiliated Entity and Indemnitee in the conduct of defense of such Proceeding, or (c) the Company or any Affiliated Entity shall not in fact have employed legal counsel to assume the defense of such Proceeding, in any of which cases the Expenses of Indemnitee in such Proceeding shall be reimbursed or paid by the Company. The Company or any Affiliated Entity shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company by its stockholders or as to which Indemnitee’s legal counsel shall have made the conclusion set forth in clause (b) of the preceding sentence of this Section 8.

Section 9. Settlement. The Company shall not, without the prior written consent of the Indemnitee (acting reasonably) effect any settlement of any Proceeding against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability arising from or relating to any matters that are the subject of such Proceeding. The Company shall not indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent (acting reasonably).

Section 10. Duration of Agreement. This Agreement shall be considered to be in effect on the first day of the Indemnitee’s Position or Positions, even if such date occurs prior to the date of this Agreement, and shall continue for so long as Indemnitee may be subject to any possible Proceeding, whether or not Indemnitee ceases to hold such Position or Positions.

Section 11. Confidentiality. Except as required by law or as otherwise becomes public (other than in violation of this Agreement), as communicated to Indemnitee’s legal counsel or to Indemnitee’s or the Company’s insurer in seeking indemnification or reimbursement or payment of Expenses hereunder or in connection with any dispute arising under this Agreement, Indemnitee agrees to keep confidential any information that arises in connection with this Agreement, including claims for indemnification or payment or reimbursement of Expenses, amounts paid or payable under this Agreement and any communications between the Indemnitee and the Company.

Section 12. Applicability to Other Indemnification Provisions. This Agreement is entered into pursuant to Section 145 of the DGCL and to the fullest extent permitted by law. To the fullest extent permitted by law, the Company shall apply this Agreement in considering requests for indemnification or reimbursement or payment of Expenses under its certificate of incorporation, bylaws, or any other agreement or undertaking of the Company or similar documents of an Affiliated Entity that provides rights to indemnification or reimbursement or payment of Expenses. The indemnification provided herein is a supplement to, and in furtherance of, any rights granted under the Company’s and any applicable Affiliated Entity’s certificate of incorporation and bylaws, and any agreement to which Indemnitee is a party, and shall not be deemed to be a substitute therefor or to diminish or abrogate any rights of Indemnitee thereunder.

Section 13. No Duplication of Payments. The Company shall indemnify and pay or reimburse Expenses of the Indemnitee in accordance with the provisions of this Agreement; provided, however, that the Company shall not be liable under this Agreement to make any payment under this Agreement to the extent that Indemnitee (a) is otherwise entitled to receive or has received reimbursement or payment of amounts otherwise payable hereunder from an Unaffiliated Entity (including insurance maintained by an Unaffiliated Entity) as a result of Indemnitee’s Position or Positions at or with respect to an Unaffiliated Entity, (b) is entitled to receive or has received reimbursement or payment of amounts otherwise payable hereunder under an insurance policy maintained by the Company or by or out of a fund created by the Company and under the control of a trustee or otherwise, (c) is entitled to receive or has received reimbursement or payment of amounts otherwise payable hereunder from other sources provided by the Company, or (d) is entitled to receive or has received reimbursement or payment of amounts otherwise payable hereunder under an insurance policy maintained by the Indemnitee or from any other source. If Indemnitee has a right of recovery from an Unaffiliated Entity (including insurance maintained by an Unaffiliated Entity), Indemnitee shall take all actions reasonably necessary to recover payment (or insurance) from such Unaffiliated Entity before seeking payment from the Company under this Agreement, including initiating a civil, criminal, administrative or investigation action, suit, proceeding or procedure; provided, however, that to the extent recovery of such payment requires meeting a prior deductible or other financial outlay, the Company may be liable under this Agreement for such prior deductible or other financial outlay in accordance with the provisions of this Agreement.

Section 14. Insurance. The Company shall purchase and maintain a policy or policies of insurance with reputable insurance companies (including, to the fullest extent permitted by Delaware law in effect on the date hereof or as amended to increase the scope of permitted insurance, captive insurance companies organized and licensed in compliance with law), providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact of Indemnitee’s Position or Positions, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies shall have coverage terms and policy limits that are reasonable in scope and amount, as determined by the Company in its reasonable discretion. Notwithstanding the foregoing, the Company shall have no obligation to purchase or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of the coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Company otherwise determines in good faith that obtaining or maintaining such insurance is not in the best interests of the Company. At the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy. The Company agrees that if there is a Change of Control of the Company, the Company shall maintain (or cause to be maintained) for the benefit of Indemnitee, the same policy or policies of insurance maintained in accordance with this Section 14 immediately prior to such Change of Control for a period of six years after the Change of Control or the termination of this Agreement in accordance with Section 10, whichever is later.

Section 15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee under any insurance policy held by the Company or an Affiliated Entity or otherwise. Indemnitee shall execute all documents reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

Section 16. Notice by Indemnitee. Indemnitee shall promptly notify the Company in writing in accordance with Section 22 of this Agreement upon the earlier of (a) becoming aware of a Proceeding where indemnity or reimbursement or payment of Expenses may be sought or (b) receiving or being served with any summons, citation, subpoena, complaint, indictment, information, inquiry or other document relating to any Proceeding which may be subject to indemnification or reimbursement or payment of Expenses covered hereunder. As a condition to indemnification or reimbursement or payment of Expenses, any demand for payment by Indemnitee hereunder shall be in writing. The failure to promptly notify the Company of the commencement of the Proceeding, or of Indemnitee’s request for indemnification, will not relieve the Company from any liability that it may have to Indemnitee hereunder, except to the extent the Company is actually prejudiced in its defense of such Proceeding as a result of such failure.

Section 17. Severability. If any provision of this Agreement shall be held to be invalid, inoperative or unenforceable as applied to any particular Proceeding or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable

Proceeding or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect any other remaining part of this Agreement.

Section 18. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators and upon the Company and its successors and permitted assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Company. The Company shall require any such successor to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Indemnitee and the Indemnitee’s legal counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. Except as otherwise set forth in this Section 18, this Agreement shall not be assignable or delegable by the Company.

Section 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

Section 20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 21. Amendment or Other Modification; Waiver. No amendment or other modification of this Agreement shall be binding unless executed in writing by both of the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) or shall such waiver constitute a continuing waiver.

Section 22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, on the date delivered, (b) mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is mailed or (c) sent by guaranteed overnight courier service, with postage prepaid, on the business day after the date on which it is sent:

(i) If to Indemnitee, to the address set forth on the signature page of this Agreement;

(ii) If to the Company, to:

Symbotic Inc.

200 Research Drive

Wilmington, MA 01887

Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 23. Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 24. Venue. Any Proceeding relating to or arising from this Agreement, including any Proceeding regarding indemnification or reimbursement or payment of Expenses arising out of this Agreement, shall only be brought and heard in the Chancery Court in and for the State of Delaware (the “Delaware Court”), and may not be brought in any other judicial forum. The Company hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement may brought in the Delaware Court, (b) consents to submit to the non-exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consents to service of process at the Company’s address set forth in Section 22 of this Agreement with the same legal force and validity as if served upon the Company personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

SYMBOTIC INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

Name:	[Insert Name of Indemnitee]
Address:	[Insert Address of Indemnitee]

[Signature Page to Indemnification Agreement]